Exhibit 8.2

September 23, 2020

To:      Baozun Inc. (the “Company”)

Building B, No. 1268 Wanrong Road

Shanghai 200436

The People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, and for the purpose of this opinion only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We have acted as the PRC counsel to the Company in connection with the Company’s registration statement on Form F-3 (File No. 333-230718) (including all amendments or supplements thereto, the “Registration Statement”) and the preliminary prospectus supplement dated September 16, 2020 (the “Prospectus Supplement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended), relating to the proposed offering of certain Class A ordinary share of the Company, par value US$0.0001 per share. For the foregoing purpose, we have been requested to give this opinion in connection with the Section “Taxation” in the Prospectus Supplement regarding PRC taxation.

A.                Opinions

Based on our review of the Documents and subject to the Qualifications and disclosures contained in the Registration Statement and the Prospectus Supplement, we are of the opinion that:

(1)                                          Taxation. The statements made in the Prospectus Supplement under the caption “Taxation—People’s Republic of China Taxation,” with respect to the PRC tax laws and regulations, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements constitute our opinion.

B.                Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(a)                                Our opinion is limited to the PRC laws of general application on the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

(b)                                The PRC laws and regulations referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(c)                                 Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(d)                                This opinion is issued based on our understanding of the current PRC laws.  For matters not explicitly provided under the current PRC laws, the interpretation, implementation and application of the specific requirements under PRC laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will ultimately take a view that is not contrary to our opinion stated above.

(e)                                 We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and PRC government officials.

(f)                                  This opinion is intended to be used in the context which is specifically referred to herein.

(g)                                 We have not undertaken any independent investigation to ascertain the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the PRC Companies or the rendering of this opinion.

(h)                                This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name under the captions “Taxation,” “Enforceability of Civil Liabilities” and “Legal Matters” in such Registration Statement and Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement and may not be used for any other purpose without our prior written consent.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES